Exhibit 5.1


                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                           NEW YORK, N.Y. 10022 - 3852


   TEL (212) 715-9100                                          47, Avenue Hoche
   FAX (212) 715-8000                                             75008 Paris
                                                                    France


                                           January 7, 2002


Vishay Intertechnology, Inc.
63 Lincoln Highway
Malvern, PA  19355-2120

                Re:    Registration Statement on Form S-3
                       (Registration No. 333-52594)
                       ----------------------------------

Ladies and Gentlemen:

We are counsel to Vishay Intertechnology, Inc., a Delaware corporation (the "Company"). We have acted as counsel to the Company in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering (i) unsecured debt securities ("Debt Securities") consisting of debentures, notes and/or other evidences of unsecured indebtedness in one or more series to be issued from time to time pursuant to the terms of an Indenture, the form of which is incorporated by reference to Exhibit 4.1 to the Registration Statement No. 333-34178 of the Company on Form S-3 filed on April 6, 2000 (the "Indenture"), (ii) shares of common stock, par value $0.10 per share to be offered and sold from time to time by the Company ("Company Common Stock") (the Debt Securities and Common Stock are hereafter collectively referred to as "Company Securities"), or any combination of the Company Securities, at an aggregate initial offering price for all Company Securities not to exceed $945,779,624; and (iii) 2,887,134 shares of common stock, par value $0.10 per share (together with the Company Common Stock, the "Common Stock"; and together with the Company Securities, the "Securities") to be offered and sold from time to time by the selling stockholder (the "Selling Stockholder") named in the prospectus which is part of the Registration Statement.

        We have made such inquiries and reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby, and we have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Company and representatives of the Selling Stockholder.

        Based on the foregoing, and subject to the terms of the Securities being otherwise in compliance with then applicable law and to any required action of the Board of Directors of the Company being taken in connection with the Company Securities, it is our opinion that:

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      (i)   when the Indenture is executed by the Company and the trustee thereof and when the Debt Securities are issued in accordance with the terms and conditions of the Indenture and as contemplated in the Registration Statement and any amendments and prospectus supplements thereto, the Debt Securities will be legally issued and constitute binding obligations of the Company; and

      (ii) when issued or sold as contemplated in the Registration Statement and any amendments and prospectus supplements thereto, the Common Stock will be legally issued, fully paid and non-assessable.

        We express no opinion with respect to the laws of any jurisdiction other than the federal laws of the United States, the corporation laws of the State of Delaware (including the Delaware constitution and relevant Delaware case law) and the laws of the State of New York.

        We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                       Very truly yours,

                                       /s/ Kramer Levin Naftalis & Frankel LLP

                                       Kramer Levin Naftalis & Frankel LLP



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